CONSENT OF INDEPENDENT ACCOUNTANTS

                               -------------------


We consent to the incorporation by reference in this Post-Effective Amendment No. 23 to the Registration Statement of Pilgrim High Yield Fund III on Form N-1A (File Nos. 33-20506 and 811-5496) of our reports dated December 16, 1999, February 5, 1999 and February 5, 1999, on our audits of the financial statements and financial highlights of Pilgrim Mayflower Trust, Northstar Equity Trust and Northstar Funds, respectively, which reports are included in the Annual Reports to Shareholders for the years ended October 31, 1999, December 31, 1998 and December 31, 1998, respectively, which are also incorporated by reference in this Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information.




                                          /s/ PriceWaterhouseCoopers LLP


New York, New York
December 30, 1999